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                                                               PARALEGAL STAFF:

                                                                  JENNY MICHAUD

                                                                      PAT GANNO
LEGAL DEPARTMENT
                                                            ANDREA WISNER, ESQ.
DILIP PATEL
VICE PRESIDENT & CO-GENERAL COUNSEL                  ADMINISTRATIVE ASSISTANT:

JOHN SCHNACKEL                                                PAULA HARSHBERGER
VICE PRESIDENT & CO-GENERAL COUNSEL


                                September 9, 1999


IMRglobal Corp.
100 South Missouri Avenue
Clearwater, Florida  33756

         Re:      Validity of Common Stock
                  -------------------------

Ladies and Gentlemen:

         I am rendering this opinion in connection with the registration, pursuant to a registration statement of Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), of 3,750,000 shares of common stock, par value $0.10 per share, (the "Common Stock") of IMRglobal Corp., a Florida corporation (the "Company"), pursuant to the Company's 1996 Stock Incentive Plan (the "Plan").

         In connection with the preparation of this opinion, I have examined the minute books and stock records as maintained by the Company, the Amended and Restated Articles of Incorporation and the Amended and Restated By-Laws of the Company, the Registration Statement, copies of the resolutions duly adopted by the Board of Directors of the Company relating to the authorization and proposed issuance of the Common Stock, and certain documents relating to the Plan. In addition, I have reviewed such other documents and have conferred with various officers and directors of the Company and have ascertained or verified to my satisfaction such additional facts with respect to the Company as I have deemed necessary or appropriate for the purposes of this opinion.

         I have assumed for purposes of this opinion that all applicable laws, rules and regulations in effect at the time of the issuance of the Common Stock under the Plan will be the same as such laws, rules and regulations in effect as of the date hereof.

         Based on the foregoing, I am of the opinion that, subject to the effectiveness of the Registration Statement and compliance with applicable state securities laws, the Common Stock, when issued and, in the case of options granted pursuant to the Plan, paid for pursuant to the terms of the Plan, will constitute duly authorized, validly issued, fully paid and nonassessable shares of Common Stock of the Company.

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IMRglobal Corp.
September 9, 1999
Page 2 of 2



         I hereby consent to all references to me in the Registration Statement and to the filing of this opinion by the Company as an exhibit to the Registration Statement. This consent is not to be construed as an admission that I am a person whose consent is required to be filed with the Registration Statement under the Securities Act.

         I am licensed to practice law only in the State of Florida and do not hold myself out to be an expert on the laws of any jurisdictions other than the State of Florida, and the Federal Law of the United States of America. Accordingly, the opinions expressed herein are specifically limited to the laws of the State of Florida and the Federal Law of the United States of America.

         The opinions expressed herein are as of the date hereof, and I assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to my attention or any changes that may hereafter occur.

         This opinion letter has been issued solely for the benefit of the Company and no other party or entity shall be entitled to rely hereon without my express written consent. Without my prior written consent, the opinion letter may not be quoted in whole or in part or otherwise referred to in any document or report and may not be furnished to any person or entity.

                                            Very truly yours,


                                            /s/ Dilip Patel


                                            Dilip Patel
                                            Vice President & Co-General Counsel